Exhibit No. 5



Boulanger, Hicks, Stein & Churchill
135 East 57th Street
10th Floor
New York, New York 10022
(212) 838-5600


                                                 August 16, 1994



Citizens Utilities Company
High Ridge Park
Stamford, Connecticut 06905

               Re:  Registration Statement on Form S-3
                    ----------------------------------
Gentlemen:


          As special counsel to Citizens Utilities Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, (the "Act"), of up to 1,600,000 shares of Common Stock, Series A and/or Series B ("Shares") to be issued and sold by the Company from time to time we have examined the registration statement on Form S-3 (the "Registration Statement") in regard thereto, filed under the Act, including the prospectus which is a part thereof, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

               (1) We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of Delaware. We are further of the opinion that, in the event that an offering of Shares shall be made from time to time (the "Offered Shares") in accordance with the Registration Statement, as amended and supplemented from time to time, the Offered Shares issued in connection with the Franklin Electric Light Co. and Natural Gas Company of Louisiana transactions are legally issued and, fully paid and non-assessable and, when the steps enumerated in Paragraph (2) hereof additional Offered Shares shall have been taken, the Offered Shares will be legally issued fully paid and non-assessable.

               (2) The steps which are referred to in the foregoing Paragraph (1) hereof are:

                    (a)  It shall be determined that the Arizona
                    Corporation Commission shall be without jurisdic-tion, or shall have declined to exercise jurisdic-tion, over the issuance of the Offered Shares or the Arizona Corporation Commission shall have issued an appropriate order approving and autho-rizing the issuance of the Offered Shares and such order shall be in full force and effect;

                    (b) The exemption of the Offered Shares from the jurisdiction of the Colorado Public Utilities Commission shall be available to the Company at the time of the issuance and sale of any Offered Shares under the Registration Statement, or, in the absence of the availability of such exemption, an appropriate order of the Colorado Public Utilities Commission with respect to the issuance and sale of Offered Shares shall have been issued and shall be in full force and effect at the time of such issuance and sale of the Offered Shares;

                    (c)  It shall be determined that the Hawaii
                    Public Utilities Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Offered Shares or the Hawaii Public Utilities Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Shares and such order shall be in full force and effect;

                    (d) The exemption of the Offered Shares from the jurisdiction of the Louisiana Public Service Commission and any other governmental regulatory authority in the State of Louisiana shall be available to the Company at the time of the issuance and sale of any Offered Bonds under the Registration Statement, or, in the absence of the availability of such exemption, an appropriate order of the Louisiana Public Service Commission and any other governmental regulatory authority in the State of Louisiana with respect to the issu-ance and sale of Offered Bonds shall have been issued and shall be in full force and effect at the time of such issuance and sale of the Offered Shares;

                    (e) It shall be determined that the Tennessee Public Service Commission shall be without juris-diction, or shall have declined to exercise jurisdiction, over the issuance of the Offered Shares or the Tennessee Public Service Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Shares and such order shall be in full force and effect;

                    (f) An appropriate order of the Vermont Public Service Board with respect to the issuance and sale of the Offered Shares by the Company shall have been issued and shall be in full force and effect at the time of such issuance and sale of the Offered Shares, or it shall be determined that the Vermont Public Service Board shall be without jurisdiction;

                    (g)  It shall be determined that the West
                    Virginia Public Service Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Offered Shares or the West Virginia Public Service Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Shares and such order shall be in full force and effect;

                    (h) An appropriate order of the Federal Energy Regulatory Commission with respect to the issuance and sale of the Offered Shares shall be in full force and effect;

                    (i) The applicable provisions of the Act shall have been complied with;

                    (j)  The Offered Shares shall at the time of
                    their issuance have been duly authorized, executed, paid for and delivered; and

          In rendering the foregoing opinion we express no opinion as to laws other than the laws of the State of New York, the corporation laws of the State of Delaware and the Federal laws of the United States. To the extent that the foregoing relates to the laws of the States of Arizona, Colorado, Hawaii, Louisiana, Tennessee, Vermont and West Virginia, we are relying upon previous advice of Brown & Bain, P.A., Phoenix, Arizona; Kelly, Stansfield & O'Donnell, Denver, Colorado; Carlsmith, Wichman, Case, Mukai & Ichiki, Honolulu, Hawaii; Marshall Ordemann, Corporate Counsel-Gas to the Louisiana Gas Division of the Company; Miller, Eggleston, & Rosenberg, Ltd., Burlington, Vermont; Gullett, Sanford, Robinson & Martin, Nashville, Tennessee; and Jackson & Kelly, Charleston, West Virginia. We are not experts on the laws of such States; however, we have consulted with the attorneys mentioned above to the extent we deem necessary in the circumstances.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under "Legal Opinions" in the prospectus constituting part of the Registration Statement.


                         Very truly yours,

                         BOULANGER, HICKS, STEIN & CHURCHILL P.C.





                         By